UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 11, 2003
Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 2 pages.

ITEM 9.    REGULATION FD DISCLOSURE

     The purpose of this Current Report on Form 8-K is to announce the Investor and Analyst Conference Webcast to be held February 13, 2003.

BB&T Corporation to Hold Investor and Analyst Conference Webcast

WINSTON-SALEM, N.C., Feb. 11/PRNewswire/ -- BB&T Corporation (NYSE: BBT) will host an investor and analyst conference on Thursday, February 13, from 8:15 a.m. - 2:30 p.m. (EST).

Its purpose will be to provide information to investors and potential investors about BB&T Corporation, including the company’s operations, financial performance and future strategies.

The event will be accessible on the Internet via the Investor Relations section of the BB&T website at www.BBandT.com or at website http://www.videonewswire.com/event.asp?id=10990.

A replay of the event also will be available at the above web addresses until 5:00 p.m. on Feb. 28.

Winston-Salem-based BB&T Corporation operates more than 1,100 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Florida, Alabama, Indiana and Washington, D.C.

With $80.2 billion in assets as of Dec. 31, BB&T Corp. is the nation's 13th largest financial holding company. Barron's, a Dow Jones weekly, ranks BB&T as the second highest performing financial institution in the country.

BB&T and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, corporate finance, international banking, leasing and trust. More information is available at www.BBandT.com.

/CONTACT: Tom Nicholson, Senior Vice President, Investor Relations, 336-733-3058 of BB&T Corporation/

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           BB&T CORPORATION
                                                                           (Registrant)

                                                                           By: /S/ SHERRY A. KELLETT

                                                                           Sherry A. Kellett
                                                                           Senior Executive Vice President and Controller
                                                                           (Principal Accounting Officer)

Date: February 11, 2003